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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): June 27, 2002

                        Commission File Number: 333-82617

Michigan              Venture Holdings Company LLC             38-3470015

Michigan              Vemco, Inc.                              38-2737797

Michigan              Venture Industries Corporation           38-2034680

Michigan              Venture Mold & Engineering Corporation   38-2556799

Michigan              Venture Leasing Company                  38-2777356

Michigan              Vemco Leasing, Inc.                      38-2777324

Michigan              Venture Holdings Corporation             38-2793543

Michigan              Venture Service Company                  38-3024165

Michigan              Experience Management, LLC               38-3382308

Michigan              Venture Europe, Inc.                     38-3464213

Michigan              Venture EU Corporation                   38-3470019

(State or other       (Exact name of registrant as             (I.R.S. Employer
jurisdiction of       specified in its charter)                Identification
incorporation or                                               Number)
organization)

                  33662 James J. Pompo, Fraser, Michigan 48026
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (810) 294-1500

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On June 27, 2002, we entered into a Sixth Amendment (the "Sixth Amendment to Credit Agreement") to our Credit Agreement dated as of May 27, 1999, as amended, with Bank One, NA, as administrative agent, and the lenders identified therein. Pursuant to the Sixth Amendment to Credit Agreement, Venture Holdings Company LLC has voluntarily agreed to not make the July 1, 2002 interest payment when due on its $205 million principal amount of 9.5% Senior Notes due 2005 until the expiration of the applicable 30-day grace period. The Indenture governing our 9.5% Senior Notes due 2005 provides for a grace period of 30 days before the failure to pay interest creates an Event of Default under the Indenture. Our bank group has also provided a waiver, until September 1, 2002, of certain potential existing defaults under the Credit Agreement, including any default caused by our failure to make the interest payment on our Senior Notes due 2005 prior to the expiration of the grace period, so long as no other default exists and there is no occurrence of a new default. A copy of the Sixth Amendment to Credit Agreement is attached as an exhibit to this report and is incorporated herein by reference.

         On June 28, 2002, we met with Robert Stark of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (212/872-1000) and John Garcia of Chanin Capital Partners (310/445-4010), in their capacity as advisors to an informal committee of certain unaffiliated investors who hold a significant portion of our 9.5% Senior Notes due 2005, 11% Senior Notes due 2007 and 12% Senior Subordinated Notes due 2009, to discuss certain matters related to our current financial situation. We are continuing to consult with our advisors and negotiate with our customers, lenders, investors and other constituencies with the goal of obtaining a consensual capital restructuring of our operations on a worldwide basis. There can be no assurance, however, that we will be successful in this effort on a timely basis.

         This report includes a number of "forward looking" statements within the meaning of the Securities Exchange Act of 1934 and is subject to a number of risks and uncertainties. Such factors include, among others, the following: international, national and local political, economic and market conditions; incremental costs, slowed automobile production or other effects that may occur as a result of the September 2001 terrorist attacks on the World Trade Center and the Pentagon or reactions thereto by us or our suppliers and customers; possible future terrorist attacks; demographic changes; the size and growth of the automobile market or the plastic automobile component market; our ability to sustain, manage or forecast our growth; the size, timing and mix of purchases of our products; our ability to realize savings from our focus on reducing and controlling costs; our ability to realize the benefits of general tax reduction plans; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; dependence upon original equipment manufacturers; liability and other claims asserted against us; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; unfavorable currency exchange rates relative to the U.S. dollar; changes in business strategy or development plans; business disruptions; product recalls; warranty costs; the ability to attract and retain qualified personnel; the ability to protect technology; retention of earnings; control and the level of affiliated transactions.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits. A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         VENTURE HOLDINGS COMPANY LLC
                                         VEMCO, INC.
                                         VENTURE INDUSTRIES CORPORATION
                                         VENTURE MOLD & ENGINEERING CORPORATION
                                         VENTURE LEASING COMPANY
                                         VEMCO LEASING, INC.
                                         VENTURE HOLDINGS CORPORATION
                                         VENTURE SERVICE COMPANY
                                         EXPERIENCE MANAGEMENT LLC
                                         VENTURE EUROPE, INC.
                                         VENTURE EU CORPORATION


Date: June 28, 2002                      By: /s/ James E. Butler
                                             --------------------------------
                                                 James E. Butler
                                                 Executive Vice President


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                                  Exhibit Index

Number            Description

10.1 Sixth Amendment, dated as of June 27, 2002, to the Credit Agreement dated as of May 27, 1999, as amended, among Venture Holdings Company LLC, the lenders identified therein and Bank One, NA, as administrative agent.










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